UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 28, 2017

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2017, the Board of Directors of USA Truck, Inc. (the "Company") announced that James D. Reed has been appointed Chief Executive Officer, President, and Director of the Company. Mr. Reed's appointment was effective January 29, 2017. His service on the Board of Directors will be as a Class II Director with a term expiring in 2018. In addition, James ("Jim") Craig was appointed Executive Vice President and Chief Commercial Officer of the Company. Mr. Reed will no longer continue to serve as the Company’s Chief Financial Officer, and Joseph M. Kaiser has been designated as the Company’s Principal Financial Officer (“PFO”), effective January 29, 2017. Mr. Kaiser will continue to serve as the Company’s Vice President and Chief Accounting Officer. John R. (“Randy”) Rogers resigned from his position as Chief Executive Officer, President, and Director of the Company, effective January 28, 2017.

Mr. Reed joined the Company as Executive Vice President and Chief Financial Officer effective November 1, 2016. Prior to joining the Company, Mr. Reed, 44, served as Chief Financial Officer of Interstate Distributor Co., a truckload transportation services provider, from June 2012 to October 2016. From June 2011 to June 2012, Mr. Reed served as Senior Director – Finance at EMC (now Dell EMC), a global information technology company. Mr. Reed served as VP – Business Development at Universal Technical Institute, a provider of post-secondary education for students seeking careers as professional technicians, from 2009 to 2011; as Division CFO of Washington Mutual (now Chase Bank), a financial services firm, from 2007 to 2009; as CFO of Mikron Industries, a designer and manufacturer of building products, from 2005 to 2007; as Director – Finance at T-Mobile USA, a wireless service provider, from 2002 to 2005; and as Finance Manager/Controller of Intel Corp., a designer and manufacturer of integrated digital technology platforms, from 1997 to 2002. Mr. Reed holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University.

In connection with Mr. Reed’s appointment as Chief Executive Officer and President, the Executive Compensation Committee of the Board of Directors (the "Committee") approved an increase in annualized base salary for Mr. Reed from $300,000 to $400,000. Mr. Reed will participate in the Company’s 2017 Management Bonus Plan, consisting of short-term cash and equity incentives (the “2017 STIP”) and long-term equity incentives (the “2017 LTIP”), once adopted by the Committee.

There is no arrangement or understanding between Mr. Reed and any other person pursuant to which Mr. Reed was appointed Chief Executive Officer, President, and Director of the Company. There are no transactions in which Mr. Reed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Craig joined the Company as President – USAT Logistics effective February 15, 2016. Prior to joining the Company, Mr. Craig, 57, served as Chief Marketing Officer of BNSF Logistics, LLC, a global logistics service provider, from 2012 to 2016. From 1993 to 2011, Mr. Craig held a series of executive positions, including Senior Vice President, Corporate Sales and Marketing, for Yusen Logistics, a global logistics, freight, forwarding and supply chain service provider. Mr. Craig holds a Bachelor of Business Administration in Marketing from Western Washington University.

In connection with Mr. Craig’s appointment as Executive Vice President and Chief Commercial Officer, the Committee approved compensation for Mr. Craig as follows: (i) an increase in annualized salary from $300,000 to $350,000, (ii) a retention bonus equal to $150,000, payable as follows: (x) $50,000 will be payable in cash following the effective date of his appointment, (y) a grant of restricted shares equal to $50,000, or 5,488 shares, vesting on July 30, 2018, subject to continued employment and certain other forfeiture provisions, and (z) a grant of restricted shares equal to $50,000, or 5,488 shares, with vesting following June 2018 conditioned on the USAT Logistics' annualized monthly revenue being equal to or greater than $200 million on or before June 2018, subject to continued employment and certain other forfeiture provisions, and (iii) participation in the 2017 STIP and the 2017 LTIP once adopted by the Committee.

There is no arrangement or understanding between Mr. Craig and any other person pursuant to which Mr. Craig was appointed Executive Vice President and Chief Commercial Officer of the Company. There are no transactions in which Mr. Craig has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Kaiser, 40, has served as our Vice President and Chief Accounting Officer since February 2016. From August 2016 to November 2016, Mr. Kaiser also served as our PFO. Mr. Kaiser previously served as our Vice President and Corporate Controller from July 2014 to February 2016. Prior to joining the Company, Mr. Kaiser served in a number of leadership positions at Swift Transportation Company, a publicly traded truckload carrier, from March 2012 through July 2014, ultimately serving as Director of Financial Reporting. Mr. Kaiser served as Corporate Accounting Manager of American Land Lease, Inc., a real estate investment trust that owned and managed residential land lease communities, from 2010 through March 2012. Mr. Kaiser served in various audit capacities at Deloitte & Touche LLP from 2007 to 2010, for both public and privately held companies. Mr. Kaiser is a certified public accountant. In connection with his designation as PFO, the Committee approved compensation to Mr. Kaiser, in addition to the compensation Mr. Kaiser receives as the Company’s Vice President and Chief Accounting Officer, of $8,000 per month from the date of such appointment until such time as the Company appoints a Chief Financial Officer.

There is no arrangement or understanding between Mr. Kaiser and any other person pursuant to which Mr. Kaiser was designated PFO. There are no transactions in which Mr. Kaiser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Rogers’ resignation as Chief Executive Officer, President, and Director of the Company, the Committee approved a separation agreement (the “Rogers Separation Agreement”) dated January 28, 2017 (the “Separation Date”). The material terms of the Rogers Separation Agreement are as follows: (i) Mr. Rogers will receive severance pay in the form of salary continuation payments equal to his current salary for a period of twelve months, subject to ongoing compliance with certain non-competition, non-solicitation, non-disparagement, and confidentiality covenants in favor of the Company, (ii) a lump sum separation payment of $120,000, and (iii) a lump sum payment of $30,000 for moving and transition expenses. In addition, the Rogers Separation Agreement contains a customary release of claims in favor of the Company. The foregoing description of the Rogers Separation Agreement is qualified in its entirety by reference to the full text of the Rogers Separation Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission. The Rogers Separation Agreement is revocable by Mr. Rogers through February 5, 2017.

Mr. Rogers' resignation from the Board of Directors does not relate to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

As previously disclosed, effective January 5, 2017, Christian C. Rhodes’ role as Chief Information Officer of the Company ended. In connection therewith, the Separation Agreement and General Release (the “Rhodes Separation Agreement”) between Mr. Rhodes and the Company became binding on the Company January 30, 2017. The material terms of the Rhodes Separation Agreement include a lump sum payment of $171,125. In addition, the Rhodes Separation Agreement contains a customary release of claims in favor of the Company. The foregoing description of the Rhodes Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Rhodes Separation Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on January 30, 2017.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the language under the heading "Cautionary Statement Concerning Forward-Looking Statements" at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	February 2, 2017	/s/ James D. Reed
James D. Reed
Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release issued by the Company on January 30, 2017